EXHIBIT 10.1

INVESTOR AGREEMENT

The following terms constitute a binding agreement (“Agreement”) between you, as an Investor (“Investor” or “you”), and Ault Alliance, Inc., a Delaware corporation (“Ault,” “we” or “us”). This Agreement will govern all purchases of 7.00% Senior Notes due 2024, 8.50% Senior Notes due 2026 and 10.50% Senior Notes due 2028 (collectively, the “Notes”) that you may, from time to time, make from Ault. Prior to completing your purchase of Notes, by executing this Agreement, you acknowledge you have reviewed the Terms of Use (“Terms of Use”), the Privacy Policy (“Privacy Policy”), and the Frequently Asked Questions (“FAQs”) on the Ault website at monthlyincome.com and any subdomain thereof (the “Ault Site”). By signing electronically below, you agree that you have read these documents and agree to the following terms, together with the Terms of Use, consent to our Privacy Policy, agree to transact business with us and receive communications relating to the Notes electronically, and agree to have any dispute with us resolved by binding arbitration. All terms not otherwise defined herein shall have the same meaning as in the Note.

In consideration of the covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.       PURCHASE OF NOTES. Subject to the terms and conditions of this Agreement, we will provide you with the opportunity to purchase Notes with a minimum principal amount of $1,000 and in any larger denomination in an integral multiple of $500 through the Ault Site. At the time you commit to purchase a Note, you must have sufficient funds to complete the purchase, and you will not have access to those funds after you make a purchase commitment. Your commitment to purchase Notes pursuant to the terms and conditions of this Agreement will be made by you through an acceptance of this Agreement on the Ault Site at www.monthlyincome.com. Such acceptance is binding upon you.

2.       ISSUANCE. Each time you purchase a Note, it will be issued immediately. Upon our receipt of your payment of the purchase price, your Note will begin bearing interest on the average daily balance at the interest rate stated on the Note.

3.       TERMS OF THE NOTES. Each Note shall have the terms and conditions described in the Note issued by Ault, a copy of which is attached to this Agreement as Exhibit A and incorporated herein by such reference.

The Notes shall be issued by Ault. The Notes are direct, unsecured obligations of Ault.

NO ENTITY OR PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS AGREEMENT OR THE OFFERING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AULT.

4.       Your Covenants and Acknowledgements.

You understand and acknowledge the following:

(a)       The Notes will be offered and sold pursuant to an effective shelf registration statement on Form S-3 (File No. 333-260618), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2021. A prospectus supplement and accompanying prospectus relating to and describing the terms of the offering (the “Offering Prospectus”) were filed with the SEC on September 1, 2023 and may be obtained by visiting the SEC’s website at www.sec.gov or by contacting Ault. You have received and have had the opportunity to review the Offering Prospectus provided to you. Neither the SEC nor any state securities commission has passed upon the merits of or given its approval of any securities offered or the terms of the offering nor passed upon the truthfulness or completeness of the Offering Prospectus or any other selling literature. Any representation to the contrary is a criminal offense.

(b)       INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK AND YOU MAY LOSE ALL YOUR INVESTMENT. THESE ARE SPECULATIVE SECURITIES. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. BEFORE PURCHASING A NOTE, YOU SHOULD REVIEW THE RISK DISCLOSURES AND OTHER TERMS OF THE SECURITIES AVAILABLE OR INCORPORATED BY REFERENCE IN THE OFFERING PROSPECTUS ON THE SEC’S EDGAR FILINGS DATABASE AT WWW.SEC.GOV.

(c)       THE NOTES DO NOT REPRESENT AN OWNERSHIP INTEREST IN ANY SPECIFIC AULT ASSETS. YOU UNDERSTAND THAT THE NOTES ARE UNSECURED OBLIGATIONS OF AULT ONLY.

(d)       ALL AGREEMENTS AND OBLIGATIONS RELATING TO YOUR NOTES ARE BETWEEN YOU AND AULT AND NOT WITH ANY THIRD PARTY.

(e)      YOU UNDERSTAND THAT AS AULT HAS A LIMITED OPERATING HISTORY IN ISSUING THE NOTES, WE FACE INCREASED RISKS, UNCERTAINTIES, EXPENSES AND DIFFICULTIES, WHICH COULD IMPACT YOUR INVESTMENT.

(f)       PLEASE SEE THE OFFERING PROSPECTUS AND OUR OTHER FILINGS WITH THE SEC WHICH ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV FOR CERTAIN RISK DISCLOSURES REGARDING YOUR INVESTMENT IN THE NOTES.

(g)       THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE OR MARKET, NOR DO WE HAVE CURRENT PLANS TO ESTABLISH ANY KIND OF TRADING PLATFORM TO ASSIST INVESTORS WHO WISH TO SELL THEIR NOTES. THERE IS NO PUBLIC MARKET FOR THE NOTES, AND NONE IS EXPECTED TO DEVELOP.

(h)      THE NOTES WILL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i)       THE NOTES ARE TRANSFERABLE FREE OF CHARGE.

(j)     WE WILL ISSUE THE NOTES ONLY IN ELECTRONIC FORM. INVESTORS WILL BE REQUIRED TO HOLD THEIR NOTES THROUGH AULT’S ELECTRONIC NOTE REGISTER.

(k)       THE 2028 NOTES MAY BE REDEEMED BY AULT TWO YEARS AFTER ISSUANCE.

(l)       IF THE SECURITY OF OUR INVESTORS’ CONFIDENTIAL INFORMATION STORAGE SYSTEMS IS BREACHED OR OTHERWISE SUBJECTED TO UNAUTHORIZED ACCESS, YOUR SECURE INFORMATION MAY BE STOLEN.

(m)     THE NOTES WILL NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS, INCLUDING INDEBTEDNESS SECURED BY OUR ASSETS.

You and Ault agree that the Notes are intended to be indebtedness of Ault for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Notes for tax, accounting or other purposes, unless required by law. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Notes you purchase.

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5.       YOUR ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS.

(a)       You understand that the Notes will not be listed on any securities exchange or market, that there will be no trading platform for the Notes, and that Note purchasers should be prepared to hold the Notes they purchase until the maturity date or upon our redemption of the Notes (applicable only to the 2028 Notes).

(b)       You further represent and warrant to Ault, as of the date of this Agreement and as of any date that you commit to purchase Notes, that: (i) you have the power to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you and (iii) in connection with this Agreement, you have complied in all material respects with applicable federal, state and local laws.

(c)       You should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. You represent that the amounts invested by you in the Notes were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

6.       AULT REPRESENTATIONS AND WARRANTIES. Ault represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase Notes, that: (a) it is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed and delivered; (c) the Notes have been duly authorized and, following payment of the purchase price by you and electronic execution, authentication and delivery to you, will constitute valid and binding obligations of Ault enforceable in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws; and (d) Ault has complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the Notes.

7.       NO ADVISORY RELATIONSHIP. YOU ACKNOWLEDGE AND AGREE THAT THE PURCHASE AND SALE OF THE NOTES PURSUANT TO THIS AGREEMENT IS AN ARMS-LENGTH TRANSACTION BETWEEN YOU AND AULT. AULT IS NOT AN INVESTMENT ADVISER OR BROKER/DEALER. IN CONNECTION WITH THE PURCHASE AND SALE OF THE NOTES, AULT IS NOT ACTING AS YOUR AGENT OR FIDUCIARY. AULT ASSUMES NO ADVISORY OR FIDUCIARY RESPONSIBILITY IN YOUR FAVOR IN CONNECTION WITH THE PURCHASE AND SALE OF THE NOTES. AULT HAS NOT PROVIDED YOU WITH ANY LEGAL, ACCOUNTING, REGULATORY, INVESTMENT OR TAX ADVICE WITH RESPECT TO THE NOTES. YOU HAVE CONSULTED YOUR OWN LEGAL, ACCOUNTING, REGULATORY, INVESTMENT AND/OR TAX ADVISORS TO THE EXTENT YOU HAVE DEEMED APPROPRIATE.

8.       LIMITATIONS ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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9.       FURTHER ASSURANCES. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

10.       CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES. Because Ault’s Note program operates only on the Internet, it is necessary for you to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Ault Site or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts and agreements arising from or relating in any way to you or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

Electronic Communications. Any Disclosures will be provided to you electronically through monthlyincome.com either on our Ault Site or via electronic mail to the verified email address you provided. If you require paper copies of such Disclosures, you may write to us at the mailing address provided below and a paper copy will be sent to you.

Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions, and hardware capable of running this software.

How to Contact Us regarding Electronic Disclosures. You can contact us via email at suppport@monthlyincome.com or in writing to Ault Alliance, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141.

You will keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to support@monthlyincome.com or calling (949) 444-5464. You also agree to update your registered residence address and telephone number on the Ault Site if they change.

You will print a copy of this Agreement for your records. You agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Ault Site.

11.     NOTICES. All notices, requests, demands, required disclosures and other communications to you from Ault will be transmitted to you only by email to the email address you have registered on the Ault Site or will be posted on the Ault Site, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify Ault promptly. You also agree to promptly update your registered residence/mailing address on the Ault Site if you change your residence. You shall send all notices or other communications required to be given hereunder to Ault via email at support@monthlyincome.com or in writing to Ault Alliance, Inc., 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141.

12.     MISCELLANEOUS. We reserve the right to make changes to this Agreement from time to time, and we will send or post electronic notice of such changes with ten (10) days of the change(s). You understand and agree that these terms are subject to change.

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The terms of this Agreement shall survive until the Notes purchased by you are repaid by Ault. The parties stipulate that there are no third-party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights or responsibilities under this Agreement to any person without prior written consent from Ault. Any such assignment, transfer, sublicense or delegation in violation of this section shall be null and void. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by Ault to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time subsequent to the date hereof, any of the provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement. The headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement in any way.

13.     NOTICE OF DISPUTE RESOLUTION BY BINDING ARBITRATION AND CLASS ACTION/CLASS ARBITRATION WAIVER.

(a)       IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST AULT THAT THE AULT IS UNABLE TO RESOLVE TO YOUR SATISFACTION, YOU AND AULT AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION OR SMALL CLAIMS COURT, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND AULT ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION, EXCEPT IN CASES THAT INVOLVE PERSONAL INJURY. THE ARBITRATION PROVISION AND THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION, CLASS ACTION WAIVER AND JURY WAIVER PROVISIONS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

(b)       “Claim” shall mean any dispute or controversy arising out of or relating to this Agreement, your use of the Ault Site, and/or the transactions, activities, or relationships that involve, lead to, or result from any of the foregoing, (except for cases pending in Small Claims Court as provided in Section 13(h) below, or claims for personal injury). Claims include, but not limited to breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief, as well as claims relating to loan servicing, credit/collections, and securities matters, regardless of the originating source (common law, statute, constitution, regulation, etc.). Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs or beneficiaries.

(c)       Either party to this Agreement has the right to require binding arbitration as the sole and exclusive forum and remedy for resolution of a claim between you and Ault. The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”). The procedure shall be governed by the AAA Commercial Rules, and the parties stipulate that the laws of the State of New York apply, without regard to conflicts-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in New York County, New York, within the U.S. Southern District of New York, or in such location as agreed upon by the parties.

(d)       Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator’s rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party’s attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that your claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), we shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed by you.

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(e)       If the amount in controversy exceeds $50,000, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within thirty (30) days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator’s findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(f)       The parties agree that this Arbitration Provision is made pursuant to a transaction between you and Ault that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of the State of New York, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

(g)       IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO AULT ALLIANCE, INC., 11411 SOUTHERN HIGHLANDS PARKWAY, SUITE 240, LAS VEGAS, NEVADA 89141, THAT IS RECEIVED AT THIS ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOUR MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G., FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN THIRTY (30) DAYS, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

(h)       Ault agrees not to invoke our right to arbitrate an individual Claim you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration.

(i)       This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any Note which you own, or any amounts owed on such Notes, to any other person or entity. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in Sections 13(a) and 13(h) is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Provision shall be null and void.

(j)       THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS RELATED THERETO.

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14.     ENTIRE AGREEMENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT BETWEEN YOU AND AULT REGARDING THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS COMMUNICATIONS, PROMISES AND PROPOSALS, WHETHER ORAL, WRITTEN OR ELECTRONIC, BETWEEN US. IF THERE IS A DISCREPANCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE NOTE, THE TERMS OF THE NOTE SHALL PREVAIL.

15.     HEADINGS. ALL SECTION HEADINGS HEREIN ARE INSERTED FOR CONVENIENCE ONLY AND DO NOT MODIFY OR AFFECT THE MEANING, CONSTRUCTION OR INTERPRETATION OF ANY OF THE PROVISIONS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Investor and Ault have caused this Agreement to be duly executed as of the date first above written.

AULT:

AULT ALLIANCE, INC.

By:
Name:
Title:

INVESTOR:

By:
Name:

Exhibit A

[INSERT FORM OF NOTE]

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